CoastalSouth Bancshares, Inc. Third Quarter 2025 Investor Presentation October 20, 2025 October 20, 2025 Third Quarter 2025 Investor Presentation Exhibit 99.2

Disclosures Forward Looking Statements Statements in this Investor Presentation regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this Investor Presentation should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this Investor Presentation and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of a cyber-attack incidents or deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wards (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2025 (Registration No. 333-287854), relating to our initial public offering, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Investor Presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this Investor Presentation are qualified in their entirety by this cautionary statement.

Disclosures Non-GAAP Financial Measures In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this Investor Presentation contains certain non-GAAP financial measures. The Company believes that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, performance trends and financial position. Our management uses these measures for internal planning and forecasting purposes and we believe that our presentation and discussion, together with the accompanying reconciliations, allows investors, security analysts and other interested parties to view our performance and the factors and trends affecting our business in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP measures and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure to evaluate the Company. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. The delivery of this Investor Presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this Investor Presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omission therefrom.

COASTALSOUTH BANCSHARES, INC.


METRO
ATLANTA, GA
HILTON HEAD
ISLAND, SC
SAVANNAH, GA

Company Overview

Total Assets
$2.26 Billion

Total Deposits
$1.95 Billion

Total Loans
$1.78 Billion

Tier 1 Leverage(1)
11.15%

CET1(1)
11.94%

\# of Banking Offices
11

- **Best-in-class growth profile** with 1-year CAGR for Total Loans of 11.3% and 1-year CAGR for TBV(2)/Share of 11.6%
- **Strong risk management** and unwavering focus on **credit quality**
- **Established and efficient** community banking franchise
- **Diversified** business lines
- **Scarcity value** as one of only five major exchange traded banks headquartered in GA or SC between $1.5 - $5.0 billion in assets

(1) Capital ratios are for Coastal States Bank, a wholly-owned subsidiary of CoastalSouth Bancshares, Inc.
(2) Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix.

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Quarterly Highlights: Q3 2025

$0.54
Diluted EPS

$2.26
Billion in Total Assets

11.07%
Return on Average Tangible Common Equity[(1)]

5.01%
QoQ Annualized LHFI[(2)] Growth

1.20%
Return on Average Assets

91.53%
Loan / Deposit Ratio

3.58%
Net Interest Margin

9.13%
QoQ Annualized TBV[(1)] per Share Growth

0.43%
Adj. Non-Performing Assets[(1)] / Total Assets

0.03%
Net Charge-Offs to Average LHFI

Diluted Earnings Per Share [(3)]



$ 0.75
$ 0.54
$ 0.47
$ 0.57
$ 0.54
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Book Value Per Share [(3)]



$ 18.86
$ 18.35
$ 19.01
$ 18.51
$ 19.67
$ 19.17
$ 20.37
$ 19.88
$ 20.91
$ 20.49
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
GAAP
Tangible (1)

Net Income & PPNR [(1), (3)]



(in millions)
$ 7.9
$ 9.1
$ 5.7
$ 7.9
$ 5.1
$ 7.2
$ 6.0
$ 7.8
$ 6.7
$ 9.4
3.32%
3.21%
3.38%
3.46%
3.58%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Net Income
PPNR (1)
NIM %

ROAA & ROATCE [(3)]



17.40%
11.97%
10.52%
11.92%
11.07%
1.47%
1.07%
0.97%
1.09%
1.20%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
ROAA
ROATCE (1)

(1) Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix.
(2) LHFI is defined as Loans held for investments.
(3) Only Q3 2025 includes the impact of COSO's IPO.

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Loans Held for Investment Production $137.3 million in gross LHFI production for Q3 2025, $551.2 million in gross LHFI production year to date. Community Bank loan production is approximately 62% of total LHFI production for YTD 2025.  YTD growth in Community Bank LHFI were approximately $81.5 million or 12.9% annualized. The weighted average coupon for new production was 7.29% for Q3 2025, 97 bps higher than the weighted average yield of 6.32% for the LHFI portfolio. The Company defines Production as original loan commitment, which includes both funded and unfunded loan commitments. Specialty LOBs within this chart include Marine Lending, Senior Housing Lending, and Government Guaranteed Lending.

Loan Portfolio Loan portfolio is well diversified across loan types and geographies and managed by a seasoned team of bankers and credit officers. Conservative relationship lending limits with well structured underwriting guidelines. CRE and ADC concentrations were 230% and 51% at the end of Q3 2025, well below regulatory guidelines.  Will allow for continued organic expansion. Non-owner occupied office loans totaled $29.8 million or 1.9% of total LHFI at the end of the Q3 2025.  Average loan size is $1.2 million. For Q3 2025, there were no CRE charge-offs and CRE nonperforming loans were $9.9 million or 0.64% of total LHFI. $1.7 B Ratios are for Coastal States Bank. CRE Concentration ratio defined as Construction & Development, Multifamily, and Non-Owner Occupied CRE loans divided by Total Regulatory Capital. ADC concentration ratio is defined as Construction & Development loans divided by Total Regulatory Capital. Loan categories and total regulatory capital are determined using FFIEC call report guidelines. Ratios for the current quarter are preliminary.

Deposit Portfolio Reflects the effect of non-interest-bearing deposits. Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix. Average total deposits increased $5.3 million compared to the prior quarter and increased $118.9 million compared to the Q3 2024. Interest-bearing deposit costs decreased 4 bps compared to Q2 2025 and 55 bps compared Q3 2024.  September monthly average deposit cost was 2.70%. Decrease in deposit cost driven by active deposit relationship management and benefit of money market and CD repricing. Noninterest-bearing and interest-bearing transaction accounts were 30.8% of average total deposits during Q3 2025. Deposit balances sourced from Specialty Lines of Business totaled $48.0 million at the end of Q3 2025.  Core deposits(2) represented 84.8% of total deposits at the end of Q3 2025.

Capital *Q3 2025 regulatory capital ratios are preliminary. (1) Capital ratios presented are for Coastal States Bank. (2) Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix. (3) Only Q3 2025 includes the impact of COSO’s IPO. Received net proceeds from the IPO of $30.2 million following discounts, commissions, and expenses. Subordinated debt of $15.0 million was repaid. $16.0 million of net proceeds from the IPO were contributed to Coastal States Bank. Net unrealized securities losses in AOCI improved by $2.5 million to $13.3 million in Q3 2025. Tier 1 leverage ratio increased 93 bps to 11.15% as compared to Q2 2025; tangible common equity to total assets(2) increased 169 bps to 10.91% , as compared to Q2 2025. Regulatory capital ratios remain strong, providing opportunities for additional balance sheet expansion. CAGR 11.6%

Net Interest Margin (1) Annualized Net interest income increased $1.1 million compared to the prior quarter and $2.2 million compared to Q3 2024. Yield on investment securities positively impacted by $225 thousand on certain corporate securities owned at a discount which were redeemed ahead of maturity. Costs of funds negatively impacted by $236 thousand due to acceleration of debt issuance costs recognized upon early redemption of $15 million subordinated debt.   Strong loan production and disciplined pricing practices during 2025 has improved net interest income and net interest margin throughout 2025.

Interest Rate Sensitivity (1) Cycle-to-date reflects changes since third quarter 2024 and incorporates the decrease in the average Fed Funds Effective Target rate. Note: NM – Not Meaningful The cycle-to-date (1) beta on total loans, compared to the average Fed Funds Effective Target rate was 36%.  The cycle-to-date (1) total deposit beta was 41%. Approximately 41.4% of loan rate structures of LHFI are floating (repricing within one quarter). Inclusive of fixed rate loans, approximately 49.3% of LHFI, or $765.5 million are scheduled to reprice or mature in the next twelve months, of which $661.7 million or 42.6% are scheduled to reprice in the next 3 months. Effective deposit re-pricing practices, cycle to date, have helped stabilize and improve margins. Loan and Deposit Betas (vs. Fed Effective) Cycle-to-Date (1) Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Average Fed Effective Rate   5.3% 4.7% 4.3% 4.3% 4.3% Interest Bearing Deposit Costs   3.8% 3.5% 3.3% 3.3% 3.2% Total Deposit Costs   3.1% 2.9% 2.8% 2.8% 2.7% Interest Bearing Deposit Beta 57% NM 43.3% 60.6% NM NM Total Deposit Beta 41% NM 33.3% 33.3% NM NM Loan Yields (LHFI, LHFS)   6.8% 6.5% 6.5% 6.5% 6.5% Loan Beta 36% NM 61.8% -11.8% NM -6.1%

Noninterest Income Gain on sale of government guaranteed loans (“GGL”) was $613 thousand for Q3 2025 compared to $265 thousand in Q2 2025. YTD GGL loan production was $44.7 million.  At the end of Q3 2025, there are approximately $17.1 million loans that have been closed but have not been sold into the secondary market, including $13.1 million of multi-disbursement loans that may be saleable once fully funded. A protracted government shutdown will have an impact on ability to sell loans into the secondary market in Q4 2025. Mortgage banking income has remained consistent, despite a challenging mortgage environment with elevated rates and home prices. There were no sales of other assets or significant income from partnership investments during the current quarter, which impacts other noninterest income.

Noninterest Expense Q3 2025 efficiency ratio of 55.7%, down 516 bps from Q2 2025.  Driven by higher revenue and modest reduction in expense Professional fees decreased during the quarter due to lower legal and consulting expenses related to loan collection efforts and decreased recruiting expenses. Salaries and benefits remained comparable from Q2 2025 to Q3 2025. 8 new commercial bankers were hired YTD 2025. As consolidation continues within our markets, we see opportunities to expand our team by recruiting seasoned banking professionals who share our relationship-driven philosophy.

Credit Quality Net charge-offs (“NCO”) continue to be minimal, with an average ratio of NCO to average LHFI of 0.01% over the last 5 consecutive quarters. Nonperforming assets improved $440 thousand Q3 2025 and were 0.63% of total loans, down 3 bps from Q2 2025, driven by payment activity and upgrade of one mortgage loan. Higher risk loans, defined as special mention plus substandard accruing, were 1.39%, down 4 basis points from the Q2 2025.

Allowance for Credit Losses The level of the Allowance for Credit Losses (“ACL”) has remained relatively stable for the last several quarters. Net charge-off activity remains minor. Changes in the provision for ACL are driven by the impact of net charge-offs, loan production volume and mix, and other model factors, such as updated economic forecasts. The Company caries an ACL on Loans for $18.0 million and an ACL for Unfunded Commitments of $3.5 million at September 30, 2025.

Appendix

Core Operating Principles We believe that by focusing on our five core values outlined below, we can create meaningful relationships between our Bank, team members, clients, and our communities Each of these relationships is critical to our financial success and supports our capacity to drive shareholder value Key drivers of COSO’s success include: Unwavering commitment to hiring the best local bankers Valuing entrepreneurial culture, ensuring daily actions are aligned with vision and values Communicating clearly and candidly Providing exceptional service and innovative solutions

Business Evolution & Milestones Government Guaranteed Lending business; loans made through U.S. Small Business Administration (“SBA”) and United States Department of Agriculture (“USDA”) programs As of March 31, 2018 As of March 31, 2021 Early History & Recapitalization Expansion in Key Southeast MSAs Positioning for Future Growth Founded in August 2004 in Hilton Head Island, SC Opened Savannah, GA branch; completed $15 million subordinated debt offering Hired new management team (formerly of C&S) in conjunction with $62 million recapitalization; added GGL 1 & Senior Housing businesses Acquired First Citizens Financial Corporation ($95 million in assets 2) Completed $20 million common offering 2004 2017 2018 2019 2020 Acquired Cornerstone Bancshares, Inc. ($229 million in assets 3); opened Alpharetta, GA and Sandy Springs, GA branches Repositioned Mt. Paran branch to Akers Mill, GA; added Marine Lending business 2021 2022 Completed $9 million common offering 2023 Opened Beaufort, SC branch; completed $12 million common offering 2024 Joined NYSE on July 2, 2025 with Initial Public Offering of $43.8 million 2025

Specialty Lines of Business

Specialty Lines of Business

Non-GAAP Reconciliation

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended	
(dollars in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Tangible Common Equity:							
Total shareholders' equity	$ 250,438	$ 209,365	$ 202,104	$ 195,232	$ 193,303	$ 250,438	$ 193,303
Less: Goodwill and intangibles	(6,186)	(6,190)	(6,199)	(6,386)	(6,451)	(6,186)	(6,451)
Adjusted for: Mortgage servicing rights	1,156	1,122	1,093	1,237	1,258	1,156	1,258
Tangible Common Equity	$ 245,408	$ 204,297	$ 196,998	$ 190,083	$ 188,110	$ 245,408	$ 188,110
Common shares outstanding	11,978,921 $	10,278,921	10,274,271	10,270,146	10,250,446	11,978,921	10,250,446
Book value per common share	20.91	20.37	19.67	19.01	18.86	20.91	18.86
Tangible book value per common share	20.49	19.88	19.17	18.51	18.35	20.49	18.35
Tangible assets:							
Total assets	$ 2,255,389	$ 2,221,245	$ 2,190,391	$ 2,098,712	$ 2,129,346	$ 2,255,389	$ 2,129,346
Less: goodwill and intangibles	(6,186)	(6,190)	(6,199)	(6,386)	(6,451)	(6,186)	(6,451)
Adjusted for: Mortgage servicing rights	1,156	1,122	1,093	1,237	1,258	1,156	1,258
Tangible assets	$ 2,250,359	$ 2,216,177	$ 2,185,285	$ 2,093,563	$ 2,124,153	$ 2,250,359	$ 2,124,153
Tangible common equity to tangible assets	10.91%	9.22%	9.01%	9.08%	8.86%	10.91%	8.86%

ROATCE / Adjusted ROATCE (unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended	
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net income	$ 6,741	$ 5,965	$ 5,050	$ 5,704	$ 7,884	$ 17,756	$ 16,200
Average shareholders' equity	246,688	205,837	199,763	194,724	185,434	217,601	175,895
Return on average shareholders' equity (1)	10.84%	11.62%	10.25%	11.65%	16.91%	10.91%	12.30%
Average Tangible Common Equity:							
Average shareholders' equity	$ 246,688	$ 205,837	$ 199,763	$ 194,724	$ 185,434	$ 217,601	$ 175,895
Less: Average goodwill and intangibles	(6,176)	(6,168)	(6,328)	(6,432)	(6,257)	(6,224)	(6,352)
Adjusted for: Average mortgage servicing rights	1,128	1,082	1,198	1,263	1,041	1,136	1,089
Average tangible common equity	$ 241,640	$ 200,751	$ 194,633	$ 189,555	$ 180,218	$ 212,513	$ 170,632
Return on average tangible common (1) shareholders' equity	11.07%	11.92%	10.52%	11.97%	17.40%	11.17%	12.68%

(1) Annualized data.

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Non-GAAP Reconciliation (cont.)

Adjusted Nonperforming Assets to Total Assets (unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended	
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Total nonperforming assets	$ 14,192	$ 14,704	$ 15,370	$ 15,870	$ 9,321	$ 14,192	$ 9,321
Total assets	2,255,389	2,221,245	2,190,391	2,098,712	2,129,346	2,255,389	2,129,346
GAAP-based nonperforming assets to total assets	0.63%	0.66%	0.70%	0.76%	0.44%	0.63%	0.44%
Total nonperforming assets	$ 14,192	$ 14,704	$ 15,370	$ 15,870	$ 9,321	$ 14,192	$ 9,321
Adjusted for:							
Guaranteed portions of nonaccrual loans	4,457	4,583	4,692	4,811	4,916	4,457	4,916
Adjusted total nonperforming assets	$ 9,735	$ 10,121	$ 10,678	$ 11,059	$ 4,405	$ 9,735	$ 4,405
Total assets	$ 2,255,389	$ 2,221,245	$ 2,190,391	$ 2,098,712	$ 2,129,346	$ 2,255,389	$ 2,129,346
Adjusted nonperforming assets to total assets	0.43%	0.46%	0.49%	0.53%	0.21%	0.43%	0.21%

PPNR (unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended	
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net income (GAAP-based)	$ 6,741	$ 5,965	$ 5,050	$ 5,704	$ 7,884	$ 17,756	$ 16,200
Plus:							
Income tax expense	2,040	1,064	1,542	950	2,236	4,646	4,361
Provision (recovery) for credit losses	653	752	629	1,240	(1,023)	2,034	(687)
Pre-tax, pre-provision net revenue ("PPNR")	$ 9,434	$ 7,781	$ 7,221	$ 7,894	$ 9,097	$ 24,436	$ 19,874

Core Deposits (unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended	
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Total Deposits	$ 1,949,672	$ 1,968,301	$ 1,937,693	$ 1,834,802	$ 1,807,315	$ 1,949,672	$ 1,807,315
Less:							
Brokered CDs	294,908	307,892	287,335	274,898	178,609	294,908	178,609
Core deposits [(1)]	$ 1,654,764	$ 1,660,409	$ 1,650,358	$ 1,559,904	$ 1,628,706	$ 1,654,764	$ 1,628,706

(1) The Company defines Core deposits as Total deposits less Brokered CDs.

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